1999 SENIOR MANAGEMENT BONUS PLAN
                 (to be approved by the Compensation Committee)


Participants in the 1999 Senior Management Bonus Plan ("Bonus Plan") shall include all full-time positions Level 17 and above (except for certain sales personnel who receive override commissions), which includes those individuals who could possibly be affected by Section 162(m) of the Internal Revenue Code, including but not limited to the Chairman or CEO. This definition includes all full-time employees who are Level 17 and above as of March 1, 1999 and all full-time employees who are promoted to or hired at a Level 17 or above after March 1, 1999. Bonuses will be solely predicated on the consolidated earnings performance of Mid Atlantic Medical Services, Inc. (MAMSI).

Bonuses shall be paid according to the following guidelines:

1. Minimum Bonus- Minimum bonuses shall be paid if MAMSI and its consolidated subsidiaries (the "Company") achieve a profit of $36,000,000 before income taxes, expansion or acquisition costs, one time charges or credits not related to current year operations, and prior to the physicians' return of withhold and payment of physicians' bonuses.

2. Maximum Bonus- Maximum bonuses shall be paid if the Company achieves a profit of $42,000,000 before income taxes, expansion or acquisition costs, one time charges or credits not related to current year operations, and prior to the physicians' return of withhold and payment of physicians' bonuses.

3. Pro-ration- In the event that the Company earns between $36,000,000 and 42,000,000 bonus payments will be pro-rated accordingly.

4. Bonus Base- In general, bonus payments will be calculated based on the salary level on March 1, 1999. With respect to new participants who are hired or initially promoted to a full-time non-sales position Level 17 or higher after March 1, 1999, the bonus will be calculated at the initial Level 17 or higher salary.With respect to a participant who is demoted during 1999, the amount will be calculated on a pro-rata basis based on the portion of the year that the employee was employed in a full-time non-sales position Level 17 or higher.

5. New Employees- New full-time employees or those who are promoted to a full-time non-sales position Level 17 or higher during 1999 are eligible to participate in the Bonus Plan. The bonus payment will be pro-rated accordingly for the portion of the year that the employee was employed in a full-time non-sales position Level 17 or higher or upon any other reasonable method designed to fairly compensate and recruit a new employee, with the approval of the Compensation Committee.

6. Termination- No bonus shall be paid to bonus participants who terminate employment with the Company or are terminated by the Company prior to the year end unless approved by the Compensation Committee. In the event of retirement or death, the employee or his\her beneficiary will receive a pro-rated portion of the bonus.

7. Time of Payment- Bonus payments shall be distributed following the completion of the audit of the financial statement(s) for the Company for the year 1999.

8. Bonus Percentages- The distribution of the bonus payments to participants shall be limited according to the following percentage ranges:


         Chairman,  CEO,  President                 12.5 - 45%
         Senior Executive Vice President            10.5 -38%
         Executive  Staff (Levels 18 through 23,
         excluding CEO, Chairman and Senior
         Executive Vice President)                  6.0 - 28%
         Senior Staff (Level 17)                    5.5 - 25%

For the purposes of administering this Bonus Plan, any offices held by a participant in an interim capacity will be credited as permanent positions.

9. Relationship to Other Bonus Plan- This Bonus Plan is substantially similar to the 1999 Management Bonus Plan for full-time non-sales employees Level 10 to Level 16. The primary differences between the Bonus Plan and the 1999 Management Bonus Plan are the percentage payments available to personnel and the personnel covered.

10. Interpretation of the Bonus Plan by the Compensation Committee- If a question as to the interpretation of the Bonus Plan arises, the Compensation Committee may interpret the Bonus Plan. The decision of the Compensation Committee is final.

11. Amendment- The Compensation Committee may not amend the Bonus Plan to materially increase the amounts payable thereunder to participants.